UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 26, 2014
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 26, 2014, The Hershey Company, acting through its wholly-owned subsidiary, Hershey Netherlands B.V. (“Hershey Netherlands”), completed the previously announced acquisition (the “Initial Acquisition”) of 80 percent of the total outstanding shares of Shanghai Golden Monkey Food Joint Stock Co., Ltd. (“SGM”) at a purchase price of RMB 2,416.8 million (approximately USD 394 million). The remaining 20 percent of the shares of SGM is planned for acquisition by Hershey Netherlands at a second closing (the “Second Closing”), which is scheduled to occur on the one-year anniversary of the Initial Acquisition, at a purchase price of RMB 604.2 million (approximately USD 98 million). The Second Closing remains subject to the parties obtaining necessary government and regulatory approvals and satisfaction of other closing conditions.

Following the Initial Acquisition, SGM will operate as a standalone business in China reporting to Humberto P. Alfonso, President, International of The Hershey Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: September 26, 2014
By: /s/ David W. Tacka
David W. Tacka Senior Vice President, Chief Financial Officer